Company Contact: James R. McKnight, Jr. Chief Executive Officer 615-771-7575	Investor Relations: Kerry D. Massey Chief Financial Officer 615-771-7575
Diversicare Announces 2019 Second Quarter Results

BRENTWOOD, TN, (August 5, 2019) – Diversicare Healthcare Services, Inc. (NASDAQ: DVCR), a premier provider of long-term care services, today announced its results for the second quarter ended June 30, 2019.
Second Quarter 2019 Highlights

•
In the second quarter, the Company and the Department of Justice ("DOJ") reached an agreement in principle to settle its ongoing investigation. As a result of this agreement, the Company increased its litigation contingency accrual by $3.1 million to a total of $9.5 million.

•	The Company recognized an additional $20.0 million of non-cash income tax expense related to the increase in the valuation allowance against our deferred tax assets during the quarter.

•
Net loss from continuing operations was $(24.6) million, or $(3.80) per share, in the second quarter of 2019, compared to net loss from continuing operations of $(0.3) million, or $(0.05) per share, in the second quarter of 2018.

•	Adjusted EBITDA for the quarter was $0.6 million compared to $4.6 million for the year ago quarter.

•	Our adjusted EBITDAR for the quarter was $16.4 million.
See below for a reconciliation of all GAAP and non-GAAP financial results.
CEO Remarks
Commenting on the quarter, Jay McKnight, President and Chief Executive Officer, said, "Our primary update for the quarter is the announcement that we have reached an agreement in principle to settle the ongoing DOJ investigation into the Company’s therapy practices dating back to 2010.  This investigation period predates our leadership team and has been a significant distraction for quite some time.  We still have some work ahead of us to finalize the agreement and related Corporate Integrity Agreement, but reaching this agreement in principle represents substantial progress in resolving this matter.  We ask that our investors please refer to our updated SEC filings for further information."
Mr. McKnight continued, “You will note that we also increased the valuation allowance against our deferred tax assets this quarter via a non-cash tax expense item of $20 million.  The accounting guidance related to matters like this is very complicated, but because of our government settlement and other financial factors we were required to complete the process of evaluating these assets this quarter.  We believe we have significant positive financial evidence that we will continue to evaluate each quarter going forward.”
Mr. McKnight concluded, "We made significant progress on our exit from Kentucky this quarter, and we expect the transaction to close in the third quarter.  Our industry continues to experience challenges and strong headwinds; however, I am proud and amazed by the level of commitment that our team members continue to exude in their efforts to deliver on our mission, which is improving every life we touch by providing exceptional healthcare and exceeding expectations."

Second Quarter 2019 Results
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended June 30,
	2019	2018
Skilled nursing occupancy	78.5%	79.8%
As a percent of total census:
Medicare census	9.7%	10.6%
Medicaid census	69.2%	68.9%
Managed Care census	4.6%	4.2%
As a percent of total revenues:
Medicare revenues	17.9%	19.7%
Medicaid revenues	47.5%	46.5%
Managed Care revenues	10.5%	9.4%
Average rate per day:
Medicare	$458.33	$455.29
Medicaid	$181.42	$177.58
Managed Care	$393.81	$397.49

Patient Revenues
Patient revenues were $135.4 million and $141.1 million for the three months ended June 30, 2019 and 2018, respectively, a decrease of $5.7 million. The following summarizes the revenue fluctuations attributable to changes in our portfolio (in thousands):

	Three Months Ended June 30,
	2019	2018	Change
Same-store revenue	$135,370	$136,544	$(1,174)
2018 disposition revenue	—	4,538	(4,538)
Total revenue	$135,370	$141,082	$(5,712)
The three Kentucky centers we sold in December 2018 contributed $4.5 million of the $5.7 million decrease in patient revenues. Our same-store patient revenues decreased by $1.2 million. Our average Medicaid rate per patient day for the second quarter of 2019 increased compared to the second quarter of 2018, resulting in an increase in revenue of $1.6 million, or 2.1%. Our Hospice and Managed Care average daily census for the second quarter of 2019 increased 14.2% and 7.6%, respectively, resulting in $1.0 million and $0.8 million in additional revenue, respectively. Conversely, our Medicare, Medicaid and Private average daily census for the second quarter of 2019 decreased 9.6%, 0.6% and 13.3%, respectively, resulting in revenue losses of $2.7 million, $0.4 million and $1.4 million, respectively.

Operating Expense
Operating expense decreased in the second quarter of 2019 to $108.6 million from $111.4 million in the second quarter of 2018, a decrease of $2.8 million. Operating expense increased as a percentage of revenue at 80.3% for the second quarter of 2019 as compared to 79.0% for the second quarter of 2018. The following table summarizes the expense increases attributable to changes in our portfolio (in thousands):

	Three Months Ended June 30,
	2019	2018	Change
Same-store operating expense	$108,447	$107,850	$597
2018 disposition operating expenses	194	3,590	(3,396)
Total expense	$108,641	$111,440	$(2,799)
The three Kentucky centers we sold in December 2018 reduced operating expenses by $3.4 million. Our same-store operating expenses increased by $0.6 million, which is mostly attributable to increases in health insurance costs of $1.5 million in the second quarter of 2019 compared to the second quarter of 2018. This was partially offset by decreases in nursing and ancillary expenses and maintenance and utility costs of $0.8 million and $0.2 million, respectively, in the second quarter of 2019 compared to the second quarter of 2018.
One of the largest components of operating expenses is wages, which decreased from $67.8 million in the second quarter of 2018, to $65.2 million during the second quarter of 2019.
Lease expense in the second quarter of 2019 increased to $15.8 million as compared to $13.7 million in the second quarter of 2018. The increase in lease expense was due to rent increases resulting from the new master lease agreement with Omega Healthcare Investors and the impact of non-cash straight-line rent expense.
Professional liability expense was $3.0 million and $3.2 million in the second quarters of 2019 and 2018, respectively. Our cash expenditures for professional liability costs of continuing operations were $1.7 million for the second quarters of 2019 and 2018. Professional liability expense fluctuates based on the results of our third-party professional liability actuarial studies and cash expenditures are incurred to defend and settle existing claims.
In June, 2019, the Company and the U.S. Department of Justice reached an agreement in principle on the financial terms of a settlement regarding a civil investigative demand. In anticipation of the execution of final agreements and payment of a settlement amount of $9.5 million, we recorded an additional loss contingency expense of $3.1 million in the second quarter of 2019 to increase our previously estimated and recorded liability related to this investigation.
General and administrative expense was $7.6 million in the second quarter of 2019 as compared to $9.3 million in the second quarter of 2018. General and administrative expense decreased as a percentage of revenue to 5.6% in the second quarter of 2019 from 6.6% in the second quarter of 2018. The decrease in general and administrative expense is mainly attributable to $1.2 million of executive severance expense in the second quarter of 2018. The remaining change is due to a decrease in salaries and related taxes of $0.7 million in the second quarter of 2019 as compared to the second quarter of 2018.
Depreciation and amortization expense was $3.0 million in the second quarter of 2019 as compared to $2.8 million in the second quarter of 2018. The increase in depreciation expense relates to the acceleration of depreciation for the leasehold improvements in Kentucky, which are expected to be abandoned in the third quarter of 2019.
Interest expense was $1.6 million in the second quarter of 2019 and $1.7 million in the second quarter of 2018. The decrease of $0.1 million is due to a decrease in the outstanding borrowings on our loan facilities.
The Company recorded an income tax provision of $17.4 million during the second quarter of 2019 and an income tax benefit of $0.4 million during the second quarter of 2018. The increase in income tax expense is attributable to a non-cash charge for a valuation allowance recognized against our deferred tax assets in the amount of $20.0 million in the second quarter of 2019.
As a result of the above, continuing operations reported a loss of $7.2 million before income taxes for the second quarter of 2019 as compared to a loss of $0.7 million for the second quarter of 2018. Both basic and diluted loss per common share from continuing operations were $3.80 for the second quarter of 2019 as compared to both basic and diluted loss per common share from continuing operations of $0.05 in the second quarter of 2018.
Receivables
Our net receivables balance increased $1.7 million to $68.0 million as of June 30, 2019, from $66.3 million as of December 31, 2018.

Conference Call Information
A conference call has been scheduled for Monday, August 5, 2019 at 4:00 P.M. Central time (5:00 P.M. Eastern time) to discuss second quarter 2019 results. The conference call information is as follows:

Date:	Monday, August 5, 2019
Time:	4:00 P.M. Central, 5:00 P.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	877.340.2552 (domestic) or 253.237.1159 (International) Conference ID: 3928137 The Operator will connect you to Diversicare’s Conference Call

A replay of the conference call will be accessible two hours after its completion through August 12, 2019, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering Conference ID 3928137.
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully integrate the operations of our new nursing centers, as well as successfully operate all of our centers, our ability to increase census and occupancy rates at our centers, changes in governmental reimbursement, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, our ability to comply with the terms of our master lease agreements, our ability to renew or extend our leases at or prior to the end of the existing lease terms, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including HIPAA and laws governing reimbursement from government payors, the costs of investing in our business initiatives and development, our ability to control costs, our ability to attract and retain qualified healthcare professionals, changes to our valuation of deferred tax assets, changing economic and competitive conditions, changes in anticipated revenue and cost growth, our ability to regain compliance with the Nasdaq continued listing requirements, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
Diversicare provides long-term care services to patients in 72 nursing centers and 8,214 skilled nursing beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS:
Current Assets
Cash and cash equivalents	$2,986	$2,685
Receivables	67,984	66,257
Self-insurance receivables, current portion	2,350	4,475
Current assets of discontinued operations	—	86
Other current assets	5,671	7,034
Total current assets	78,991	80,537

Property and equipment, net	50,642	53,099
Deferred income taxes, net	—	15,851
Acquired leasehold interest, net	6,003	6,307
Operating lease assets	371,289	—
Other assets	3,342	3,450
TOTAL ASSETS	$510,267	$159,244

LIABILITIES AND SHAREHOLDERS' DEFICIT:
Current Liabilities
Current portion of long-term debt and finance lease obligations, net	$10,369	$12,449
Trade accounts payable	16,112	15,659
Current liabilities of discontinued operations	—	86
Current portion of operating lease liabilities	23,011	—
Accrued expenses:
Payroll and employee benefits	17,444	19,471
Current portion of self-insurance reserves	12,590	13,158
Provider taxes	2,362	2,394
Other current liabilities	7,866	7,128
Total current liabilities	89,754	70,345
Noncurrent Liabilities
Long-term debt and finance lease obligations, less current portion and deferred financing costs, net	67,130	60,984
Operating lease liabilities, less current portion	356,062	—
Self-insurance reserves, less current portion	15,885	16,057
Accrued litigation contingency, less current portion	9,000	6,400
Other noncurrent liabilities	1,498	6,656
Total noncurrent liabilities	449,575	90,097

SHAREHOLDERS’ DEFICIT	(29,062)	(1,198)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$510,267	$159,244

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended June 30,
	2019	2018
PATIENT REVENUES, net	$135,370	$141,082
Operating expense	108,641	111,440
Facility-level operating income	26,729	29,642

EXPENSES:
Lease and rent expense	15,802	13,725
Professional liability	2,957	3,182
Litigation contingency expense	3,100	—
General and administrative	7,594	9,295
Depreciation and amortization	3,002	2,847
Total expenses less operating	32,455	29,049
OPERATING (LOSS) INCOME	(5,726)	593
OTHER INCOME (EXPENSE):
Gain on sale of investment in unconsolidated affiliate	—	308
Interest expense, net	(1,556)	(1,661)
Other income	45	28
Total other expense	(1,511)	(1,325)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(7,237)	(732)
BENEFIT (PROVISION) FOR INCOME TAXES	(17,351)	425
LOSS FROM CONTINUING OPERATIONS	(24,588)	(307)
LOSS FROM DISCONTINUED OPERATIONS:
OPERATING LOSS	(8)	(4)
NET LOSS	$(24,596)	$(311)

NET LOSS PER COMMON SHARE:
Per common share – basic
Continuing operations	$(3.80)	$(0.05)
Discontinued operations	—	—
	$(3.80)	$(0.05)

Per common share – diluted	$(3.80)	$(0.05)
Continuing operations	—	—
Discontinued operations	$(3.80)	$(0.05)

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$—	$0.055
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,472	6,370
Diluted	6,472	6,370

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Six Months Ended June 30,
	2019	2018
PATIENT REVENUES, net	$269,723	$282,367
Operating expense	216,754	223,718
Facility-level operating income	52,969	58,649

EXPENSES:
Lease and rent expense	31,606	27,438
Professional liability	6,378	5,957
Litigation contingency expense	3,100	—
General and administrative	15,107	17,434
Depreciation and amortization	5,496	5,728
Total expenses less operating	61,687	56,557
OPERATING (LOSS) INCOME	(8,718)	2,092
OTHER INCOME (EXPENSE):
Gain on sale of investment in unconsolidated affiliate	—	308
Interest expense, net	(3,016)	(3,330)
Other income	205	79
Total other expense	(2,811)	(2,943)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(11,529)	(851)
BENEFIT (PROVISION) FOR INCOME TAXES	(16,396)	463
LOSS FROM CONTINUING OPERATIONS	(27,925)	(388)
LOSS FROM DISCONTINUED OPERATIONS:
OPERATING LOSS	(17)	(26)
NET LOSS	$(27,942)	$(414)

NET LOSS PER COMMON SHARE:
Per common share – basic
Continuing operations	$(4.33)	$(0.06)
Discontinued operations	—	—
	$(4.33)	$(0.06)

Per common share – diluted	$(4.33)	$(0.06)
Continuing operations	—	—
Discontinued operations	$(4.33)	$(0.06)

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$—	$0.11
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,448	6,342
Diluted	6,448	6,342

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2019	2018
NET LOSS	$(27,942)	$(414)
Discontinued operations	(17)	(26)
Net loss from continuing operations	(27,925)	(388)
Adjustments to reconcile net loss from continuing operations to cash provided by (used in) operating activities:
Depreciation and amortization	5,496	5,728
Deferred income tax provision (benefit)	16,008	(34)
Provision for self-insured professional liability, net of cash payments	2,559	1,722
Stock based compensation	284	765
Provision for leases, net of cash payments	2,564	(916)
Litigation contingency expense	3,100	—
Gain on sale of unconsolidated affiliate	—	(308)
Other	487	283
Changes in other assets and liabilities	(3,364)	(869)
Cash provided by (used in) operating activities	(791)	5,983
Cash used in investing activities	(2,496)	(3,588)
Cash provided by (used in) financing activities	3,588	(2,108)
Net increase in cash	301	287
Cash beginning of period	2,685	3,524
Cash end of period	$2,986	$3,811

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED EBITDAR
(In thousands)

	For Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(24,596)	$(3,346)	$415	$(7,397)	$(311)
Loss from discontinued operations, net of tax	8	9	8	8	4
Income tax provision (benefit)	17,351	(955)	(80)	(207)	(425)
Interest expense	1,556	1,460	1,657	1,666	1,661
Depreciation and amortization	3,002	2,494	2,509	2,964	2,847
Debt retirement costs (a)	—	—	267	—	—
EBITDA	(2,679)	(338)	4,776	(2,966)	3,776

EBITDA adjustments:
Litigation contingency expense (b)	3,100	—	—	6,400	—
Severance expense (c)	87	—	157	—	1,172
Gain on sale of assets (d)	—	—	(4,825)	—	—
Gain on sale of investment in unconsolidated affiliate (e)	—	—	—	—	(308)
Disposition related costs (f)	94	—	—	—	—
Adjusted EBITDA	$602	$(338)	$108	$3,434	$4,640

Lease expense (g)	$15,802	$15,804	$15,871	$13,764	$13,725

(a)	Represents non-recurring debt retirement costs related to the amendment of our debt agreements in December 2018.
(b)	Represents non-recurring expected costs associated with the DOJ investigation.
(c)	Represents non-recurring costs associated with severance expenses.
(d)	Represents non-recurring gain on sale of assets related to the sale of three Kentucky centers in December 2018.
(e)
Represents non-recurring gain on the sale of an unconsolidated affiliate in November 2016. The additional proceeds related to the continuing liquidation of remaining net assets affiliated with the partnership.

(f)	Represents non-recurring costs associated with disposition-related transactions.
(g)
As management, we evaluate Adjusted EBITDA exclusive of lease expense, or Adjusted EBITDAR, as a financial valuation metric. For the three month period ended June 30, 2019, Adjusted EBITDAR is calculated below.

Adjusted EBITDA	$602
Lease expense	15,802
Adjusted EBITDAR	$16,404

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE
SERVICES, INC. COMMON SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS)
FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS
(In thousands, except per share data)

	For Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(24,596)	$(3,346)	$415	$(7,397)	$(311)
Adjustments:
Litigation contingency expense (a)	3,100	—	—	6,400	—
Severance expense (b)	87	—	157	—	1,172
Debt retirement costs (c)	—	—	267	—	—
Gain on sale of assets (d)	—	—	(4,825)	—	—
Gain on sale of unconsolidated affiliate (e)	—	—	—	—	(308)
Disposition related costs (f)	94	—	—	—	—
Tax impact of above adjustments (g)	(40)	—	(486)	—	(474)
Discontinued operations, net of tax	8	9	8	8	4
Adjusted net income (loss)	$(21,347)	$(3,337)	$(4,464)	$(989)	$83

Adjusted net income (loss) per common share
Basic	$(3.30)	$(0.52)	$(0.70)	$(0.15)	$0.01
Diluted	$(3.30)	$(0.52)	$(0.70)	$(0.15)	$0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,472	6,424	6,402	6,400	6,370
Diluted	6,472	6,424	6,402	6,400	6,470

(a)	Represents non-recurring expected costs associated with the DOJ investigation.
(b)	Represents non-recurring costs associated with severance expenses.
(c)	Represents non-recurring debt retirement costs related to the amendment of our debt agreements in December 2018.
(d)	Represents non-recurring gain on sale of assets related to the sale of three Kentucky centers in December 2018.
(e)	Represents non-recurring gain on the sale of an unconsolidated affiliate in November 2016.
(f)	Represents non-recurring costs associated with disposition-related transactions.
(g)	Represents tax provision for the cumulative adjustments for each period.

We have included certain financial performance and valuation measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net income (loss), which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, interest expense, debt retirement costs, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for acquisition and disposition related costs, gain on sale of assets, litigation contingency expense, severance expense, and gain on sale of unconsolidated affiliate. We define Adjusted EBITDAR as Adjusted EBITDA adjusted for rent expense. We define Adjusted Net income (loss) as Net income (loss) adjusted for acquisition and disposition related costs, debt retirement costs, gain on sale of assets, litigation contingency expense, severance expense, and gain on sale of unconsolidated affiliate and income (loss) from discontinued operations.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net income (loss) may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, and Adjusted Net income (loss) in this press release because we believe that such information is used by certain investors as measures of the Company’s historical performance. Management believes that Adjusted EBITDA, and Adjusted Net income (loss) are important financial performance measurements because they eliminate certain nonrecurring start-up losses and separation costs. Our presentation of EBITDA, Adjusted EBITDA, and Adjusted Net income (loss) should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.
We have included Adjusted EBITDAR in this press release because we believe that such information is used by certain investors as measures of the Company’s valuation. We believe that Adjusted EBITDAR is an important financial valuation measure that is commonly used by our management, research analysts, investors, lenders and financial institutions, to compare the enterprise value of different companies in the healthcare industry, without regard to differences in capital structures and leasing arrangements. Adjusted EBITDAR is a financial valuation measure and is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. As such, our presentation of Adjusted EBITDAR, should not be construed as a financial performance measure.

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended June 30, 2019
	As of June 30, 2019			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds Note (4)	Available Nursing Beds Note (4)	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2019 Q2 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	2,464	2,397	2,154	87.4%	89.9%	9.6%	$45.3	$433.10	$189.78
Kansas	464	464	392	84.6%	84.6%	9.4%	7.9	475.81	175.47
Kentucky	1,043	1,039	763	73.2%	73.4%	10.7%	17.4	484.45	197.67
Mississippi	1,039	1,004	864	83.2%	86.1%	12.4%	18.5	431.13	189.76
Missouri	339	339	220	64.9%	64.9%	8.2%	4.0	480.16	144.76
Ohio	403	393	453	112.4%	115.3%	12.9%	12.4	483.45	193.50
Tennessee	617	551	433	70.2%	78.6%	11.3%	9.3	436.64	191.82
Texas	1,845	1,662	1,172	63.5%	70.5%	5.8%	20.6	525.13	151.04
Total	8,214	7,849	6,451	78.5%	82.2%	9.7%	$135.4	$458.33	$181.42

Note 1:	The Alabama region includes nursing centers in Alabama and Florida. The Kentucky region includes one nursing center in Indiana.
Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living, independent living, and personal care beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues, but do not include any ancillary revenues related to these patients.
Note 4:	The Licensed and Available Nursing Bed counts above include only licensed and available SNF beds.

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